UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

General Motors Financial Company, Inc., formerly known as AmeriCredit Corp. (“GM Financial” or the “Company”), originated $935 million in automobile loans for the quarter ended December 31, 2010, compared to $ 959 million for the quarter ended September 30, 2010 and $379 million for the quarter ended December 31, 2009. Financing for new GM vehicles comprised 19% of total originations for the quarter ended December 31, 2010, up from 16% for the quarter ended September 30, 2010. Loans originated during the quarter ended December 31, 2010 carried an average annual percentage rate of 15.2% and GM Financial paid net fees to dealers of 0.4%.

Finance receivables totaled $8.6 billion ($9.1 billion including purchase price premium) at December 31, 2010. Finance receivables totaled $8.7 billion at September 30, 2010 and $9.3 billion at December 31, 2009. Annualized net charge-offs were 5.5% of average finance receivables for the quarter ended December 31, 2010, compared to 8.9% for the quarter ended December 31, 2009. Finance receivables 31-to-60 days delinquent were 6.2% of the portfolio at December 31, 2010, compared to 7.7% at December 31, 2009. Accounts more than 60 days delinquent were 2.4% at December 31, 2010, compared to 3.7% a year ago. Net recoveries as a percentage of gross repossession charge-offs were 45.9% for the quarter ended December 31, 2010, compared to 42.2% for the quarter ended December 31, 2009.

The Company had total available liquidity of $467 million at December 31, 2010, consisting of $195 million of unrestricted cash and approximately $272 million of borrowing capacity on unpledged eligible receivables. Total available liquidity excludes $300 million available under the Company’s line of credit with General Motors. Also at December 31, 2010, the Company had approximately $70 million, par value, in outstanding unsecured debt and a tangible net worth of $2.4 billion.

The information furnished in this Current Report is being furnished and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: February 2, 2011	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer